Exhibit 99.3

Cerence Completes Spin-Off from Nuance, Debuts as Independent, Public Company

Regular-way trading on the Nasdaq Global Select Market begins tomorrow under CRNC ticker symbol

BURLINGTON, Mass., Oct. 1, 2019 – Cerence Inc. (NASDAQ: CRNC) (“Cerence”), AI for a world in motion, announced that tomorrow, October 2, 2019, marks its first day as an independent company following its successful, tax-free spin-off from Nuance Communications, Inc. (NASDAQ: NUAN) (“Nuance”) as of 5:00 p.m. ET today, October 1, 2019.

Cerence has approximately 1,300 employees, including approximately 100 in sales and marketing, approximately 450 in professional services, and approximately 700 in research and development.

Cerence delivers immersive experiences that make people feel happier, safer, more informed, and more entertained in their cars. Bringing together voice, touch, gesture, emotion, and gaze innovations, it creates deeper connections between drivers, their cars and the digital world around them. Cerence currently powers A.I. in more than 280 million cars on the road globally across more than 70 languages and for nearly every major automaker in the world, including Audi, BMW, Daimler, Ford, Geely, GM, SAIC, Toyota, and many more.

For more information, visit www.cerence.com.

Safe Harbor and Forward-Looking Statements

Statements in this release regarding future performance and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “intends” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including but not limited to: the highly competitive and rapidly changing market in which we operate; adverse conditions in the automotive industry or the global economy more generally; our strategy to increase cloud services and fluctuations in our operating results; escalating pricing pressures from our customers; our failure to win, renew or implement service contracts; the loss of business from any of our largest customers; our ability to control and successfully manage our expenses and cash position; transition difficulties for us with our first senior management team; the inability to recruit and retain qualified personnel; cybersecurity and data privacy incidents; economic, political, regulatory, foreign exchange and other risks of international operations; the failure to protect our intellectual property or allegations that we have infringed the intellectual property of others; defects in our software products; our inability to quickly respond to changes in technology and to develop our intellectual property into commercially viable products; a significant interruption in the supply or maintenance of our third-party hardware, software, services or data; our significant indebtedness; and the other factors described in our Registration Statement on Form 10 and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this release.

About Cerence Inc.

Cerence (NASDAQ: CRNC) is the global industry leader in creating unique, moving experiences for the automotive world. Our expertise is sophisticated A.I., natural language understanding, voice biometrics, gesture and gaze technology and augmented reality. As innovation partners to the world’s leading automakers, we’re helping transform how a car feels, responds and learns. This track record is built on 20 years of knowledge and almost 300 million cars. Whether it’s connected cars, autonomous driving or e-vehicles, we’re mapping the road ahead. For more information, visit www.cerence.com.

Contact Information

For Investors:

Richard Yerganian

Cerence Inc.

Tel: 617-987-4799

Email: richard.yerganian@cerence.com

For Press:

Kate Hickman

Cerence Inc.

Tel: 857-239-0131

Email: kate.hickman@cerence.com